Exhibit 3.27

BUSINESS REGULATIONS

of

1	Basis and Applicability

	1.1	The Board of Directors has issued in its meeting of 26 October 2007 these Business Regulations (hereinafter the „Regulations”) based on Art. 716 and 716b Swiss Code of Obligations (hereinafter the „CO”) and on Art. 13 sec. 2 of the Company’s Articles of Incorporation.	Basis

	1.2	The present Regulations determine the organization as well as the duties and powers of the executive bodies, consisting of:	Managing Bodies

• the Board of Directors (hereinafter the „Board”);

• the Chairman of the Board (hereinafter the „Chairman”);

• the Delegate of the Board ( hereinafter the „Delegate”);

• the Senior Management.

	1.3	The Regulations are valid for CNH International SA as well as for all companies which are controlled by CNH International SA, provided they comply with local mandatory regulations.	Scope of Applicability

BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

2	Tasks and Responsibilities of the Board

	2.1	The Board shall constitute itself. It appoints its Chairman and a Secretary who may or may not be a member of the Board.	Organization within the Board

	2.2	The Board may form one or several Committees which consist of members of the Board. The Committees are in charge of certain specific duties of the Board. Insofar these Committees have the power to pass resolutions the duty of the Board is reduced to supervise the Committees. Such Committees have to report to the Board on a regular basis, at least once a year.	Committees in general

	2.3	The Board has the following functions:	Functions

	2.3.1	The ultimate direction of the Company and the authority to give the necessary instructions.

	2.3.2	Definition and modification of the strategy of the Company as well as passing of resolutions about the taking up or ceasing of business activities.	Strategy

	2.3.3	Establishment of the organization.	Organization

	2.3.4	Appointment, suspension and dismissal of the Delegate.	Appointments

	2.3.5	Approval of the financial planning and establishment of principles of accounting and financial control.	Finance

	2.3.6	Supervision of the Senior Management, especially with respect to compliance with laws, the Articles of Incorporation, internal directives and instructions.	Control

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

	2.3.7	Preparation of the annual report and the Shareholders’ Meeting as well as the execution of its decision.	Preparation of Shareholders’ Meeting and annual report

	2.3.8	Notification of the judge in case of overindebtness.	CO 725

	2.3.9	Decisions in connection with a capital increase pursuant to Art. 651a, 652g, 653g CO, decisions pursuant to Art. 634a I CO (contributions on shares not fully paid in) and 651 IV CO (increase of share capital in the case of authorized capital).	Capital Increase/ Contributions

	2.3.10	Approval of mass dismissal of employees in the sense of Art. 335d CO	Mass Dismissal

	2.3.11	Approval of those affairs for which the Delegate has to seek approval by the Board.	Approval

	2.3.12	Verification of the auditors’ special professional qualifications when such auditors are legally required.

	2.4	The Board issues guidelines which ensure an appropriate flow of information to the Board. The Board furthermore supervises that the guidelines are followed.	Flow of Information

	2.5	The Board has the power to decide on all matters which are not vested in the shareholders’ Meeting or any other body by law, Articles of Incorporation or internal guidelines.	Residual Competence

3	Delegation of functions to the Chairman

	3.1	The Chairman has the following functions:	Functions

	3.1.1	Chairing the meeting of the Board and the shareholders’ Meeting.

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

	3.1.2	The supervision of the execution of measures which the Board has enacted.

	3.2	The Chairman is the supervisor of the Delegate and supervises his activities.

	3.3	The Chairman approves the transfer of Registered Shares. The Chairman may delegate this duty to a Share Registrar and may instruct him. The Chairman shall report once a year to the Board about the modifications in the Share Register.

	3.4	The Chairman may delegate his tasks to a Board member.

4	Delegation of all other managing and other functions to the Delegate and the Management

	4.1	The Senior Management consists of the Delegate and those persons which the Board appoints.	Senior Management

	4.2	All other executive functions within the Company not reserved to the Board pursuant to article 2 or to the Chairman pursuant to article 3 hereinabove are herewith delegated to the Delegate and the Senior Management (subject to a further delegation pursuant to article 4.9. hereinafter).	Delegation

	4.3	The Delegate is in the chair of the Senior Management and is responsible for its organization.	Chair and Organization of Management

	4.4	The Delegate issues internal regulations which regulates the distribution of the competences and duties between the Delegate and the Senior Management.	Business Regulations

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

4.4.1	The Senior Management shall perform its tasks in compliance with all applicable laws and regulations and in accordance with the Fiat Group Guidelines issued from to time, provided the latter do not conflict with Swiss mandatory law.

4.5	The Delegate is responsible for the preparation and execution of all affairs for which the Board is competent.	Preparation of Board Meetings

4.6	The Management must obtain approval from the Board prior to the following transactions:	Approval by the Board

4.6.1	Purchase and sale of real estate, subsidiaries, businesses or other Company’s assets if the value exceeds USD 1,5 million.	Real Estate Subsidiaries

4.6.2	Filing of or resisting in law suits involving a minimum exposure exceeding USD 500’000.	Law Suits

4.6.3	Borrowing of more than USD 20 million.	Borrowing

4.6.4	Granting of a loan, credit facilities or entering contingent liabilities vis-à-vis independent third parties with an exposure of more than USD 20 million.	Loans

4.6.5	Entering commercial contracts exceeding USD 75 million.	Commercial Contracts

4.6.6	Deciding expenditures relating to commercial contracts exceeding 5 % of the respective sales volume and greater than USD 3 million.	Expenditures for Commercial Contracts

4.6.7	Deciding expenditures not relating to commercial contracts exceeding USD 1 million.	Other Expenditures

4.6.8	All transactions between the Company and the Delegate or members of the Management.	Self Dealing

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

	4.6.9	Contracts with third parties the scope of which does not fall under the regular business activities of the Company.	Contracts with third parties

	4.7	Prior to any financial transactions, including 4.6.3 and 4.6.4 here above, the Management shall obtain approval from CNH Group Treasury.

	4.8	The Senior Management may further delegate material functions to lower levels of the Company, without prior approval of the Board, under management’s responsibility.	Further Delegation

5	Reporting

	5.1	The Delegate has to serve each member of the Board within 20 days after the end of a half year with a copy of the Company’s P/L and B/S accounts.	Preliminary Reports

	5.2	The Delegate shall inform the Board of all relevant matters and extraordinary events during the Board Meeting.	Regular Report

	5.3	Extraordinary events have to be reported to the members of the Board as soon as possible in writing; in an emergency case the Chairman has to be informed in writing or orally.	Emergency Cases

	5.4	The Delegate furthermore shall report at the request of the Chairman on any other issue.

6	Signature Rights

	6.1	The Members of the Board and the Delegate have joint signature rights by two.	Members of the Board and Delegate

	6.2	The Chairman has single signature right.	Chairman

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

	6.3	Analogous to para. 6.1. authorized signatories shall have joint signature rights by two.	Authorized Signatory, Proxy

	6.4	The Board may grant to the Delegate, a member of the Senior Management or a third person the sole signature right with respect to specific matters . The granting of the sole signature right shall be limited in time and scope.	Sole signature rights

7	Board Meetings

	7.1	The Chairman or another Board member invites the members of the Board in writing (or by telefax or e-mail) to Board meetings, whereby the agenda is to be included. The invitation must be sent at least 7 days prior to the Board meeting.	Invitation

Each member of the Board can request from the Chairman a meeting.

	7.2	There shall be at least 2 meetings of the Board per year.	Number of meetings

	7.3	In urgent cases or when no member of the Board objects meetings can be held in the form of telephone or video conferences. It is in the Chairman’s sole discretion to decide whether a meeting is deemed urgent.	Other Form of meetings

		Decisions can furthermore be taken by circular letter provided that no member of the Board requests a meeting on the issue.	Circular letter

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

	7.4	Minutes are to be drawn from each meeting and from each telephone or video conference. All the minutes are to be signed by the Chairman or another Board member and the Secretary and have to be approved at the following meeting.	Minutes

	7.5	Valid decisions can only be taken if a majority of all members are present in the meeting or in the conference.	Quorum

7.6

Decisions are taken by the simple majority of the Board members present. In case of an even number of votes, the Chairman has (on top of his regular vote in the meeting) the casting vote.

Analogous principles apply with respect to telephone conferences or circular decisions as long as no member of the Board objects.

Decisions

	7.7	A member of the Board shall abstain from voting, if a personal interest of his is at stake in the decision to be taken.	Abstaining from a vote

8	Entering Into Force, Changes to the Business Regulations

	8.1	These Regulations enter into force immediately.	Entering into force

	8.2	These Regulations can be modified or amended by Board resolution.	Modifications

Adopted on 26 October 2007

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BUSINESS REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

Paradiso, 26 October 2007

CNH International SA	CNH International SA

/s/ Alessandro Baldi Alessandro Baldi	/s/ Paolo Bottini Paolo Bottini

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INTERNAL REGULATIONS

(regulating the distribution of the competences and duties between the Delegate and the Senior Management according to art.

4.4 of the Business Regulations adopted on October 26, 2007)

of

CNH International SA

approved by the Delegate on 13 May 2008

1	Introduction

	1.1	The Delegate enacts the present Regulations in accordance with Arts. 716 and 716b CO and Art. 4.4 of the Business Regulations of CNH International SA (“the Company”), adopted on October 26, 2007 (hereinafter: the “Business Regulations”).	Legal and Statutory Basis

	1.2	The present Regulations determine the organization as well as the duties and powers of the Senior Management, i.e. the Heads of the Departments in charge of the following departments within the Company:	Scope of application

• Human Resources;

• Trade Finance;

• Finance;

• Commercial Coordination;

INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

• Industrial Coordination;

• Business Development;

• Marketing & Service Tractors & Implements;

• Marketing & Service, Agricultural Machinery;

• Parts Marketing and Sales;

• Network development and advertising;

• Sales Administration & Planning;

• Transportation.

2	Performance of the tasks of the Senior Management

	2.1	The Senior Management shall perform its tasks in compliance with all applicable laws and regulations and in accordance with the CNH Internal Regulations and the Fiat Group Guidelines issued from time to time, provided the latter do not conflict with mandatory law (art. 4.4.1 of the Business Regulations).	Performance of the tasks

	2.2	The Senior Management shall have the following competences and duties with regard to the Department they are in charge of:	Competences and duties

• Coordination and supervision of the activities of the Department;

• Reporting to the Delegate;

• Responsibility to achieve the objectives set by the Delegate.

	2.3	The Senior Management must obtain written approval from the Board prior to the transactions mentioned under art. 4.6 of the Business Regulations.	Approval by the Board

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

	2.4	The Senior Management may further delegate material functions to lower levels of the Company, without the prior approval of the Board, under management’s responsibility (art. 4.8 of the Business Regulations).	Further Delegation

	2.5	The Senior Management shall furthermore report to the Delegate of all relevant matters and extraordinary events or of any matter upon the Delegate’s request.	Reporting

	2.6	The Delegate and the Senior Management shall meet on a regular basis to discuss all matters which are in the competence of the Senior Management.	Meetings

3	The Human Resources Department

	3.1	The Head of the Human Resources Department has the following specific responsibilities: • Recruiting and dismissing employees.	Specific responsibilities of the Head of the Human Resources Department

3.2

The Human Resources Department has the following specific responsibilities:

•    Managing Compensation & Benefits policies;

•    Organizing trainings;

•    Developing the Company’s performance and awarding culture;

•    Setting up administrative processes and information system to manage the compensation and administration of employees in the International Region.

Specific responsibilities of the Human Resources Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

4	The Trade Finance Department

4.1

The Trade Finance Department has the following specific responsibilities:

•    Evaluating new business opportunities;

•    Developing financial solutions in order to develop the business in the Region;

•    Defining terms and conditions of payments for the different markets;

•    Coordinating payment monitoring and collection activities;

•    Coordinating the back office activities;

•    Developing monthly and ad hoc reports;

•    Managing export credit agencies/companies for the coverage of credit risk and export credit insurance;

•    Managing credit risk and insolvency.

Specific responsibilities of the Trade Finance Department

5	The Finance Department

5.1

The Finance Department has the following specific responsibilities:

•    Monitoring the business controlling, financial management and Treasury processes of the Company;

•    Advising on mergers & acquisitions opportunities;

•    Supervising due diligence processes;

•    Performing financial analysis of the business variables and performance indexes as well as ad hoc financial analysis;

•    Providing the Senior Management with budget and forecast;

Specific responsibilities of the Finance Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

• Monitoring financial data (cashflow, working capital, margins,).

6	The Commercial Coordination Department

6.1

The Commercial Coordination Department has the following specific responsibilities:

•    Developing the strategy related to sales, margins and cash flow targets;

•    Approving terms and conditions of the dealers in the International Region;

•    Monitoring the profit & loss account of the Region;

•    Developing the business in emerging markets;

•    Developing customer care;

•    Supervising budgets, forecasts and product mix.

Specific responsibilities of the Commercial Coordination Department

7	The Industrial Coordination Department

7.1

The Industrial Coordination Department has the following specific responsibilities:

•    Designing, operating and maintaining the Industrial Operations in order to ensure that the components and equipment are produced, bought and delivered on time;

•    Developing and improving the Industrial Strategy as well as new products;

•    Cooperating with the Product Managers to follow up and implement new product launches;

Specific responsibilities of the Industrial Coordination Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

• Evaluating and approving plant investments;

• Developing ratio’s scorecards in order to monitor output performance of the plants in Turkey, China, India, Pakistan and Uzbekistan;

• Contributing to the global Footprint.

8	The Business Development Department

8.1

The Business Development Department has the following specific responsibilities:

•    Developing and analysing new business opportunities, mergers & acquisitions and joint venture opportunities;

•    Developing new products and services;

•    Analysing global competitor positioning in the respective markets;

•    Developing brands communication plans in the various markets of the International Region;

•    Developing the corporate brand and identity procedures and standards in the International Region;

Specific responsibilities of the Business Development Department

9	The Marketing & Service Tractors & Implements Department

9.1

The Marketing & Service Tractors & Implements Department has the following specific responsibilities:

•    Defining a product range for the different markets;

•    Monitoring the competition product range and pricing;

•    Coordinating service activity and product related trainings;

Specific responsibilities of the Marketing & Service Tractors & Implements Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

• Supervising warranty processes and procedures;

• Defining and supervising price positioning in the markets;

• Validating product specifications;

• Liaising with the Commercial Coordination Department on the legal, safety and CSE issues;

• Managing homologation procedures in the different markets;

• Analyzing the markets, products and customer segments dynamics;

10	The Marketing & Service, Agricultural Machinery Department

10.1

The Marketing & Service, Agricultural Machinery Department has the following specific responsibilities:

•    Defining the product offer of the Harvester range for all International markets;

•    Monitoring the competition product range and pricing;

•    Coordinating the Technical Service Activity and product related trainings;

•    Supervising the warranty processes and procedures;

•    Defining and supervising the price positioning in the markets;

•    Validating product specifications;

Specific responsibilities of the Marketing & Service, Agricultural Machinery Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

• Liaising with the Commercial Coordination Development Department on the legal, safety and CSE issues;

• Managing homologations procedures in the different markets;

• Analyzing the markets, products and customer segment dynamics.

11	The Parts Marketing & Sales Department

11.1

The Parts Marketing & Sales Department has the following specific responsibilities:

•    Analyzing Parts Marketing and Sales strategies in the International Region;

•    Developing the Parts Marketing and Sales procedures;

•    Conducting parts market opportunity analysis;

•    Developing Parts Marketing plans for the Region;

•    Identifying and selecting key markets and distributors and develop the aftermarket business plans and procedures;

•    Coordinating the business activities between the Suppliers, Parts Marketing & Sales Department and Importers;

•    Monitoring the International Region Parts key performance indicators.

Specific responsibilities of the Parts Marketing & Sales Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

12	The Network Development & Advertising Department

12.1

The Network Development & Advertising Department has the following specific responsibilities:

•    Defining and developing the Company’s network development strategies, procedures and business plans;

•    Defining and developing the International Region’s advertising & communications strategies, plans and procedures;

•    Defining and developing the corporate identity procedures, quality standards, marketing processes and methods;

•    Defining the advertising and communications campaigns and activities.

Specific responsibilities of the Head of the Network Development & Advertising Department

13	The Sales Administration & Planning Department

13.1

The Sales Administration & Planning Department has the following specific responsibilities:

•    Coordinating and managing the order management and planning activities at the company’s headquarters;

•    Supporting the brand leaders to elaborate the sales forecast;

•    Transmitting the orders to the OEMs and Plants;

•    Coordinating and reporting weekly retail and wholesale performances;

•    Coordinating monthly and quarterly activities;

•    Defining Stock orders to saturate Plants production and OEMS’ production capability;

Specific responsibilities of the Sales Administration & Planning Department

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

• Managing stock management and stock levels;

• Providing the management with the dealer’s orders and claims’ guidelines;

• Monitoring and controlling orders;

• Supporting the markets for issues related to priorities, reallocations and order changes.

14	The Transportation Department

14.1

The Transportation Department has the following specific responsibilities:

•    Coordinating and managing the logistics, transportation and planning activities carried out in the headquarters;

•    Booking vessel space and find the best transportation service in the market;

•    Managing Loading Dock capacity requirements for seasonal Ex works pick-up activities;

•    Planning loading at the Plants/Pads and transportation to ports for cut-offs;

•    Coordinating month/quarter end activities;

•    Procuring the documents specified in the Letters of Credit;

•    Implementing Inventory controls of International Region Stock at various locations.

Specific responsibilities of the Transportation Department

15	Substitution

	15.1	The Head of each Department may appoint a substitute with the approval of the Delegate.	Substitute

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INTERNAL REGULATIONS OF CNH INTERNATIONAL SA, PARADISO

16	Effective date, Revision and Alteration

	16.1	The present Regulations shall come into effect on. They shall replace and supersede all prior regulations regulating the distribution of the competences and duties between the Delegate and the Senior Management.	Effective Date

	16.2	The Delegate may at any time revise or alter the present Regulations.	Revision and alteration

Paradiso, il 13 May 2008

The Delegate

/s/ Franco Fusignani
Ing. Franco Fusignani

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